 TYPE:  EX-23
 DESCRIPTION:  EXHIBIT 23.2 CONSENT OF INDEPENDENT AUDITORS



Board of Directors
Creative Host Services, Inc.
San Diego, California

We consent to the incorporation by reference of our Independent Auditors' Report dated March 9, 1999, on the financial statements of Creative Host Services, Inc. for the year ended December 31, 1998, and to the reference to us as experts, in the Registration Statement on Form S-3, filed with the Securities and Exchange Commission on February 10, 2000.

/s/ Stonefield Josephson, Inc.

CERTIFIED PUBLIC ACCOUNTANTS

Santa Monica, California
February 9, 2000